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                                                     EXHIBIT 23
                                             Form 11-K for 1995
                                               File No. 1-11237


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     __________________________________

We consent to the incorporation by reference in the registration statement of AT&T Corp. on Form S-8 (File No. 33-50821) of our report dated March 28, 1996, on our audits of the financial statements of the AT&T Capital Corporation Excess Benefit Plan, as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 11-K.



                                        COOPERS & LYBRAND L.L.P.



1301 Avenue of the Americas
New York, New York
March 28, 1996